UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                 _____________

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) March 14, 2008
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                                 Zanett, Inc.
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(Exact name of registrant as specified in its charter)


Delaware                           001-32589                 56-4389547
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(State or other jurisdiction      (Commission              (IRS Employer
of incorporation)                  File Number)           Identification No.)


635 Madison Avenue, 15th Floor, New York, NY                       10022
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (212) 583-0300
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           (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act        (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act         (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Definitive Material Agreement.

      On March 14, 2008, Zanett, Inc. (the "Company") entered into Stock Purchase Agreement (the "Agreement") with KOR Electronics ("KOR") and Paragon Dynamics, Inc. ("PDI"), a wholly owned subsidiary of the Company. The Agreement provides for the sale by the Company to KOR of all the issued and outstanding stock of PDI. The transaction closed (the "Closing") on March 18, 2008 (the "Closing Date").
      The Company acquired PDI on January 31, 2003. Based in Denver, Colorado, PDI specializes in providing advanced software and satellite engineering services with domain area expertise on government and aerospace satellite and IT infrastructure contracts.
      The Agreement provided for a purchase price of $8,875,000 in cash, plus certain working capital adjustments. The initial working capital adjustment was $715,175 for a total aggregate purchase consideration of $9,590,175, including the working capital adjustment. Of that, $887,500 (the "Holdback Amount") was held back by KOR to secure the Company's indemnification obligations. On the Closing Date, KOR paid the Company $8,702,675. The Holdback Amount of $887,500, less any deductions made for indemnity claims, will be paid to the Company on the one year anniversary of the Closing Date.
      KOR's obligation to pay the Holdback Amount is secured by a security interest in PDI's assets pursuant to a Security Agreement entered into by the Company, KOR and PDI in connection with the Closing. The Company's security interest in PDI's assets is subordinate to KOR's senior indebtedness.
      As a condition to Closing, a portion of the proceeds of the sale of PDI was used to completely pay off the $1.5 million Amended and Restated Promissory Note bearing a 15% coupon issued by PDI to Emral Holdings dated March 15, 2007. A portion of the proceeds were used to completely pay off $1.5 million in promissory notes bearing a 15% coupon issued by the Company to Bruno Guazzoni and to pay certain expenses of the Company incurred in connection with transaction. The remaining balance was used to pay down a portion of the Company's borrowings under its loan facility with LaSalle Bank National Association ("LaSalle"). After this pay down, the outstanding balance under the LaSalle loan will be less than $1 million, as of March 18, 2008.

       The Company issued a press release on March 17, 2008 with respect to this transaction, which is included with this filing as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

      In connection with the sale of PDI described above in Item 1.01, Jack
M. Rapport, the President of the Company, has resigned effective as of March 18, 2008.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
Exhibit No. Description
99.1        Press released dated March 17, 2008.



SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ZANETT, INC.



Date:  March 18, 2008        By: /s/ Claudio Guazzoni
                                 Claudio Guazzoni
                                 Chief Executive Officer



EXHIBIT INDEX

Exhibit No. Description
99.1        Press released dated March 17, 2008.


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